FORM 8-K
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported):  March 15, 1996


                      DATAFLEX CORPORATION
     (Exact name of registrant as specified in its charter)



  New Jersey                0-15551              22-2163376

(State or other          (Commission          (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



 3920 Park Avenue, Edison, New Jersey              08820
(Address of principal executive office)         (Zip Code)



Registrant's telephone number, including area code:(908) 321-1100



                            N/A
  (Former name or former address, if changed since last report)






                        Page 1 of 4 pages

Item 1.   Changes in Control of Registrant

          Not Applicable

Item 2.   Acquisition or Disposal of Assets

          Not Applicable

Item 3.   Bankruptcy or Receivership

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

          Not Applicable

Item 5.   Other Events

          The company terminated the Investment Agreement with Recovery Equity Investors II, L.P. entered into on
          January 25, 1996. The press release regarding the termination is attached hereto as an exhibit.

Item 6.   Resignation of Registrant's Directors

          Not Applicable.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of business acquired.

               Not Applicable

          (b)  Pro forma financial information

               Not Applicable

          (c)  Exhibits

               -  Press Release dated March 15, 1996

Item 8.   Change in Fiscal Year.

          Not Applicable.

                            SIGNATURE




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DATAFLEX CORPORATION



                                BY: /s/ Richard C. Rose
                                   RICHARD C. ROSE,
                                   Chairman




Dated:  March 25, 1996

For Immediate Release:             CONTACT:  Richard C. Rose
                                             Chairman & CEO
                                             Dataflex Corporation
                                             (908)321-1100



     Edison, New Jersey - March 15, 1996 - Dataflex Corporation
(Nasdaq:DFLX) today announced that the agreement with Recovery
Equity Investors II, L.P. (REI) previously reported on January 25, 1996 has been mutually terminated.

     The Company's principal lenders have agreed to extend the maturity of their outstanding loans and assist the Company in its recapitalization and consolidation efforts.

     Dataflex will continue to pursue the infusion of capital to strengthen its balance sheet.

     Dataflex Corporation, headquartered in Edison, New Jersey, has offices in Alameda, Valencia, Anaheim and San Diego, California; Bensenville, Illinois; Tempe and Tucson, Arizona; Tallahassee, Orlando, Lake Wales, Miami and Clearwater, Florida; Nashville, Tennessee and New York City, New York. The Company has developed one of the leading on-site computer support service offerings through its MainSite program. Dedicated engineers provide guaranteed, immediate repair and support services for personal computers located throughout large corporate headquarters.
Dataflex also offers complete systems integration consulting, hardware and software product acquisition, training and project implementation services.